UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 1, 2022
TARSUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39614	81-4717861
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
15440 Laguna Canyon Road, Suite 160
Irvine, CA 92618
(Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (949) 409-9820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TARS	The Nasdaq Stock Market LLC Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2022, Michael Ackermann, the Chairperson of the Board of Directors (the “Board”) of Tarsus Pharmaceuticals, Inc. (the “Company”) notified the Company of his resignation as the Chairperson and as a member of the Board and any committees of the Board, effective December 2, 2022. Dr. Ackermann will transition to a consulting role with the Company thereafter (the “Transition”). The resignation is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On December 2, 2022, as part of the Transition, the Company entered into a Consulting Agreement with Dr. Ackermann (the “Consulting Agreement”) under which Dr. Ackermann will serve as a consultant to the Company. Pursuant to the terms of the Consulting Agreement, Dr. Ackermann was granted 5,000 restricted stock units under the Company’s 2020 Equity Incentive Plan (the “Plan”), which will vest in full on the one-year anniversary of the grant date, subject to his continuous service pursuant to the Consulting Agreement. Additionally, Dr. Ackermann will be eligible to continue to vest in his outstanding equity awards subject to his continuous service pursuant to the Consulting Agreement. The Consulting Agreement is effective as of December 2, 2022 and has an initial term of 12 months unless terminated earlier pursuant to its terms. The Consulting Agreement contains standard confidentiality, indemnification and intellectual property assignment provisions in favor of the Company.

Further, on December 1, 2022, based on the recommendation of the Board’s Nominating and Corporate Governance Committee, the Board authorized and approved the appointment of Bobak Azamian, the Company’s Chief Executive Officer and current member of the Board, as Chairperson of the Board, and Wendy Yarno, current member of the Board, as Lead Independent Director, each appointment effective as of December 2, 2022.

As a non-employee director, Ms. Yarno will receive cash and equity compensation paid by the Company for her service as Lead Independent Director pursuant to its non-employee director compensation policy, as amended, which includes (i) an initial grant of 5,000 restricted stock units (the “RSU Award”) under the Plan and (ii) a $75,000 annual cash retainer, paid quarterly in arrears at the end of each quarter. The RSU Award will vest in full on the one-year anniversary of the grant date, subject to Ms. Yarno’s continuous service to the Company as a non-employee director. Dr. Azamian will not receive additional compensation from the Company for his services as Chairperson of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARSUS PHARMACEUTICALS, INC.

Dated:	December 7, 2022	By:	/s/Leonard M. Greenstein
Leonard M. Greenstein
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)